                                                                    EXHIBIT 3.35

                                                                        FILED
                                                                     SEP 29 1998
                                                                            2 PM

                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                         ASAHI MOTOR WHEEL COMPANY, INC.

                               A CLOSE CORPORATION
                          ORGANIZED UNDER THE LAWS OF
                             THE STATE OF DELAWARE,
                            UNITED STATES OF AMERICA

                  The undersigned, for the purpose of incorporating and organizing a close corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  FIRST: The name of the corporation (the "Corporation") is Asahi Motor Wheel Company, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 20,000 shares of Common Stock of the par value of $.01 per share (the "Shares"), which shall consist of 10,000 Shares denominated Series A Shares, 8,000 Shares denominated Series B Shares and 2,000 Shares denominated Series C Shares.

                  (b) (i) Each Series A Share, Series B Share or Series C Share shall be equal to every other Share in all respects and, except for the election of Directors as provided in Paragraph (b)(ii) of this Article, each holder of Shares shall be entitled to one vote per Share on all matters presented to the stockholders of the Corporation.

                      (ii) The number of Directors of the Corporation shall be eight. At each meeting of stockholders at which all of the members of the Board of Directors are to be elected, the holders of a majority of the Series A Shares, voting separately, shall elect four Directors, the holder of a majority of the Series B Shares, voting separately, shall elect three Directors, and the holders of a majority of the Series C Shares, voting separately, shall elect one Director. Any Director so elected may be removed, whether or not for cause, only by the vote of the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person as a Director. Vacancies on the Board of Directors among the Directors so elected, whether resulting from removal, resignation, death or otherwise, shall be filled by the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person who is no longer a member of the Board of Directors. Such vacancies shall be filled by the vote of the holders if a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, at an annual or special meeting of stockholders or pursuant to a written action signed by all of the holders of such Series A Shares, Series B Shares or Series C Shares, as the case may be, and delivered to the Corporation and the other stockholders at any time after any such vacancy shall arise.

                  (c) There shall not be more than ten holders of record of the Shares, and the classes of persons who shall and shall not be entitled to be holders of Shares shall be as set forth in Paragraph (d) of this Article.

                  (d) No person shall be entitled to be a holder of the Shares except Motor Wheel Corporation, an Ohio corporation ("MWC"), Asahi Malleable Iron Co., Ltd., a Japanese company ("AMI"), Toyo Menka Kaisha, Ltd., a Japanese company ("TMKL"), Toyomenka (America) Inc., a New York corporation and a wholly-owned subsidiary of TMKL ("TMI") (TMKL and TMI are collectively referred to herein as "TMK"), a Permitted Transferee of MWC, AMI or TMK, as the case may be, which I becomes and remains a Permitted Transferee in accordance with the provisions of Paragraph (e) of this Article, and any person, other than a Permitted Transferee, to which a Transfer is made in accordance with Paragraph
(f) of this Article. Except as provided in Paragraphs (e), (f) or (g) of this Article, no stockholder shall (i) sell, assign or: otherwise transfer or dispose of any Shares, either voluntarily or by operation of law, or (ii) mortgage, pledge or hypothecate or create a lien, charge, encumbrance or security interest with respect to any Shares other than in connection with borrowings incurred by a stockholder in order to finance the acquisition of the Shares or in order to secure a loan to NEWCO (any such action described in clauses (i) or (ii) being herein referred to as a "Transfer"). No Transfer of any Share in violation of any provision of this Certificate of Incorporation shall be effective to pass any title to, or create any interest in favor of, any other person with respect to such Share, and the Corporation or any stockholder which did not effect or attempt to effect such Transfer shall be entitled to seek to enjoin or have such Transfer set aside.

                  (e) The provisions of Paragraph (d) of this Article shall not apply to a Transfer resulting from the consolidation of a stockholder with, the merger of a stockholder into or the sale or assignment of all but not less than all of such stockholder's Shares to an Affiliate of such stockholder (any transferee permitted under the provisions of this Paragraph (e) being herein referred to as a "Permitted Transferee"), provided that (A) immediately upon such Transfer, such Permitted Transferee shall become, by an instrument in form and substance satisfactory to the holders of the issued and outstanding Shares of which the Permitted Transferee is not a holder (the "Other Stockholders"), jointly and severally liable with respect to all of the obligations of the stockholder effecting the Transfer referred to herein (the "Transferring Stockholder") under the Joint Venture Agreement entered into pursuant to Section 350 or 354 of the General Corporation Law of the State of Delaware (the "Joint Venture Agreement") to which the stockholders are signatories or by which they are bound and shall agree to be bound by all of the terms and conditions of such Joint Venture Agreement; (B) upon any such Transfer, the Transferring Stockholder shall not be discharged from any of its liabilities and obligations to the Corporation or the Other Stockholders under any Joint Venture Agreement and shall remain jointly and severally liable with such Permitted Transferee thereunder (and the Transferring Stockholder shall execute and deliver to the Other Stockholders an instrument satisfactory to the Other Stockholders evidencing such liability); and (C) such Permitted Transferee shall continue at all times thereafter to be an Affiliate of the original Transferring Stockholder and if at any time such relationship of the Permitted Transferee shall cease, the Corporation or the Other Stockholders shall thereupon be entitled to enjoin or to have set aside any Transfer contrary to the foregoing provisions of this Article.

              (f) (i) MWC shall not Transfer its Shares to a third party except as provided in this Paragraph (f)(i). If MWC desires to Transfer all of its Shares to any third party, it shall first offer in writing such Shares to each of AMI and TMK, in proportion to their respective ownership of Shares (or such other proportion as AMI and TMK may agree), specifying the full name and address of the third party to whom MWC desires to

Transfer all of its Shares and a description of the proposed terms and conditions of such Transfer. Such written offer shall specify a cash price and other terms at which MWC will agree to sell such Shares to AMI and TMK. MWC, AMI and TMK shall thereupon bargain in good faith with respect to such offer for a period of not more than ninety (90) calendar days following such offer. If either AMI or TMK reaches an agreement with MWC to purchase such Shares from MWC on terms that are unacceptable to the other party, either AMI or TMK may purchase MWC's Shares without the participation of such other party. If at the expiration of such 90-day period MWC, AMI and TMK shall not have reached agreement on the terms of such sale, then MWC shall have the right to make a bona fide Transfer of such Shares to the specified third party, and only such third party, provided, that no such Transfer to any third party shall be permitted hereby unless made at a cash price and on terms which are no more favorable to the third party than shall have been offered to AMI and TMK and that the transferee agrees to be bound by the provisions of this Paragraph
(f)(i) and the Joint Venture Agreement.

                           (ii) AMI shall not Transfer its Shares to a third
party except as provided in this Paragraph (f)(ii). If AMI desires to Transfer all of its Shares to any other third party, it shall first offer in writing such Shares to MWC, specifying the full name and address of the third party to whom AMI desires to Transfer all of its Shares and a description of the proposed terms and conditions of such Transfer. Such written offer shall specify a cash price and other terms at which AMI will agree to sell such Shares to MWC. AMI shall thereupon bargain in good, faith with MWC with respect to such offer for a period of not more than sixty (60) calendar days following such offer. If at the expiration of such 60-day period AMI and MWC shall not have reached agreement on the terms of such sale, then AMI shall offer such Shares to TMK at the most favorable cash price and terms which had been offered to MWC. If, at the expiration of thirty (30) calendar days after TMK has received such offer, TMK has not accepted such offer, then AMI shall have the right to make a bona fide Transfer of such Shares to the specified third party, and only such third party, provided that no such Transfer to any third party shall be permitted hereby unless made on terms which are no more favorable to the third party than shall have been offered to MWC and TMK and that the transferee agrees to be bound by this Paragraph (f)(ii) and the Joint Venture Agreement.

                           (iii) TMK shall not Transfer its Shares to a third
party except as provided in this Paragraph (f)(iii). If TMK desires to Transfer all of its Shares to any other third party, it shall first offer in writing such Shares to AMI, specifying the full name and address of the third party to whom TMK desires to Ttansfer all of its Shares and a description of the proposed terms and conditions of such Transfer. Such written offer shall specify a cash price and other terms at which TMK will agree to sell such Shares to AMI. TMK shall thereupon bargain in good faith with AMI with respect to such offer for a period of not more than sixty (60) calendar days following such offer. If at the expiration of such 60-day period TMK and AMI shall not have reached agreement on the terms of such sale, then TMK shall offer such Shares to MWC at the most favorable cash price and terms which had been offered to AMI. If, at the expiration of thirty (30) calendar days after MWC has received such offer, MWC has not accepted such offer, then TMK shall have the right to make a bona fide Transfer of such Shares to the specified third party, and only such third party, provided that no such Transfer to any third party shall be permitted hereby unless made on terms which are no more favorable to the third party than shall have been offered to AMI and MWC and that the transferee agrees to be bound by this Paragraph (f)(iii) and the Joint Venture Agreement.

                  (g) Commencing on a date three years from the Effective Date, if and only if there is a deadlock among the parties, notwithstanding good faith discussion for a period of thirty (30) calendar days among all parties concerned and good faith discussion in two consecutive meetings of the holders of Shares, MWC and AMI shall each have the right during the continuation of such deadlock to purchase the Shares held by the other upon delivery of a formal purchase offer (a "Formal Purchase Offer") to the other. Every Formal Purchase Offer must be irrevocable and must state the cash purchase price to be paid for the seller's Shares at a closing to take place within twenty (20) Business Days after acceptance of such Formal Purchase Offer. Every Formal Purchase Offer must also include, separately from the cash purchase price, specific undertakings, to become effective at the closing of the purchase, providing for the immediate and complete (i) payment of all debts of the Corporation owed to the seller or its Affiliates or representatives whether or not such debts are then due and payable (the "Debt Payment"), and (ii) discharge, release and cancellation (including, as attachments, the form of written consents or releases from third parties that must be executed, delivered, and effective as a condition precedent to the consummation of the proposed purchase, if such consents or releases are necessary to effect such discharge, release and cancellation) of all guarantees and obligations and assumption of all liabilities entered into or incurred by seller or its Affiliates or representatives in its or their capacity as stockholder, guarantor, director, officer, employee, agent or representative of the Corporation or entered into or incurred by it or them on behalf of, or for the benefit of, the Corporation (the "Release and Assumption Documents"). A Formal Purchase Offer may be accepted at any time by written notice from the party to whom it is addressed, and the first Formal Purchase Offer shall be deemed accepted for all purposes by the party to whom it is addressed at the close of business on the twenty-fifth (25th) Business Day following the date it was received by such party, unless such party shall have theretofore delivered its own Formal Purchase Offer to the party who sent the first Formal Purchase Offer. Such second Formal Purchase Offer shall state a cash purchase price at least 5% greater than the cash purchase price stated in the first Formal Purchase Offer. In such event the first Formal Purchase Offer shall be deemed cancelled and the party which delivered the first Formal Purchase Offer shall have ten (10) Business Days during which it may decide to accept the second Formal Purchase Offer or to submit a further Formal Purchase Offer stating a cash purchase price at least 5% greater than the cash purchase price stated in the second Formal Purchase Offer. If the party which received the second Formal Purchase Offer has neither accepted the second Formal Purchase Offer nor submitted a further Formal Purchase Offer by the close of business on the tenth (10th) Business Day following the date the second Formal Purchase Offer was received, such party shall be deemed to have accepted for all purposes the second Formal Purchase Offer. The process of submitting Formal Purchase Offers (each stating a cash purchase price at least 5% greater than the cash purchase price in the then pending Formal Purchase Offer) shall continue thereafter (with the delivery of each further Formal Purchase Offer effecting the cancellation of the then pending Formal Purchase Offer) until one party shall have accepted a Formal Purchase Offer either by explicit acceptance or by failure to submit a further Formal Purchase Offer before the close of business on the tenth (10th) Business Day following receipt of the Formal Purchase Offer then pending. The party which becomes the seller shall cooperate fully in the preparation and execution of documents reasonably required to permit the closing of the sale of its Shares to the other party. The party which becomes the purchaser shall deliver at the closing the cash purchase price, the Debt Payment and the Release and Assumption Documents provided for in the Formal Purchase Offer that has been accepted or deemed accepted by the seller. If such purchaser fails to deliver such payments and documents at the closing (a "Defaulting Purchaser"), then the other party shall have the right (which must be exercised in writing in a document delivered to the Defaulting Purchaser within ten (10) Business Days) to compel a sale by the Defaulting Purchaser of the Defaulting Purchaser's Shares in the manner and on the terms that would have been required if the Defaulting Purchaser had accepted a formal Purchase Offer which included a cash purchase price 10% lower than the cash purchase price that was to have been paid at the closing at which it defaulted. If such right to purchase at a 10% lower price is exercised, it shall be to the exclusion of other remedies the party exercising such right might have had against the Defaulting Purchaser. For purposes of this Paragraph (g), AMI shall be deemed to be the owner of Shares held by TMK; provided, however, that if AMI is the seller, MWC shall pay the cash purchase price to each of AMI and TMK in proportion to their respective Share ownership, shall deliver the Debt Payment to such of AMI and TMK as shall be entitled to receive it and shall deliver executed Release and Assumption Documents for each of AMI and TMK.

                  (h) No stockholder effecting a Transfer permitted by Paragraphs (e), (f) or (g) of this Article shall be relieved of any of its liabilities and obligations to the Corporation or to the Other Stockholders which arose or accrued prior to the effective date of such Transfer.

                           (i) All of the Corporation's issued Shares, exclusive
of treasury Shares, shall be represented by certificates and the following legends shall be conspicuously noted on each certificate:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERRABLE ONLY UPON COMPLIANCE WITH, THE RESTRICTIONS ON TRANSFER CONTAINED IN THE CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, AND THE RESTRICTIONS ON TRANSFER CONTAINED IN A JOINT VENTURE AGREEMENT DATED AS OF OCTOBER 2, 1988. THE CERTIFICATE OF INCORPORATION PROVIDES THAT THE TOTAL NUMBER OF HOLDERS OF RECORD OF THE SHARES OF COMMON STOCK OF THE CORPORATION SHALL NOT BE MORE THAN 10. THE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION AND SUCH JOINT VENTURE AGREEMENT WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR ADDRESSED TO THE CORPORATION."

                  (j) The Corporation shall not make fin offering of any Shares which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

                  (k) As used in this Article FOURTH, the following terms shall have the meanings set forth below:

                  "Affiliate" of a person means any person controlling, controlled by, or under common control with such person.

                  "Business Day" shall mean any day of the year which is not a Saturday, a Sunday or a holiday on which the Federal Reserve Banks in the United States are closed.

                  "Effective Date" shall have the same meaning assigned to it in the Joint Venture Agreement.

                  "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether sovereign, federal, state, provincial, local or other political subdivision, or any agency or bureau of any of them), or other entity.

                  (1) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation or any provision of law which might otherwise permit a lesser vote, in addition to any affirmative vote of the holders of any particular class or a series of Shares required by law or this Certificate of Incorporation, the affirmative vote of holders of all of the issued and outstanding capital stock of the Corporation shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article FOURTH.

                  FIFTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

                  SIXTH: Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Corporation would otherwise have the power to indemnify such person.

                  SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

                  EIGHTH: Notwithstanding any provision of law which might otherwise permit a lesser vote, in addition to any affirmative vote of the holders of any particular class or a series of shares required by law or this Certificate of Incorporation, the affirmative vote of holders of at least two-thirds of the Corporation's Shares, voting as a single class, shall be required to alter, amend, or repeal any provision of this Certificate of Incorporation, except where the provisions of this Certificate of Incorporation shall require a different or greater vote, in which case such requirements for a different or greater vote shall govern.

                  NINTH: The name and mailing address of the incorporator is Gary D. Begeman, 1900 Huntington Center, 41 South High Street, Columbus, Ohio 43215.

                  TENTH: The names and mailing addresses of the persons who are to serve as the Directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified is as follows:

       NAME                              MAILING ADDRESS
       ----                              ---------------
Joseph C. Overbeck                      4000 Collins Road
                                        Lansing, MI 48910

Alton N. McCotter                       4000 Collins Road
                                        Lansing, MI 48910

Douglas v, Switzer                      4000 Collins Road
                                        Lansing, MI 48910

Richard W. Tuley                        4000 Collins Road
                                        Lansing, MI 48910

Shigesaburo Asai                        547-1 Horinouchi
                                        Kikugawa-cho
                                        Shizuoka, Japan

Tatsuo Egusa                            Lake Center Plaza, Suite 214N
                                        1699 Wall Street
                                        Mt. Prospect, IL 60056

Tetsuya Otsuka                          547-1 Horinouchi
                                        Kikugawa-cho
                                        Shizuoka, Japan

John R. Fennell                         444 Market Street
                                        10th Floor
                                        San Francisco, CA 94114

                  IN WITNESS WHEREOF, I the undersigned, being the incorporates hereinabove named, do hereby execute this Certificate of Incorporation this 28th day of September, 1988.

                                               /s/ Gary D. Begeman
                                               --------------------------------
                                               Gary D. Begeman

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/05/1992
   922825028 - 2174088

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ASAHI MOTOR WHEEL COMPANY. INC.

         Pursuant to Section 242(1) and (b)(1) of the General Corporation Law of Delaware and the SEVENTH and EIGHT Articles of the Certificate of Incorporation, the undersigned Corporation executes this Certificate of Amendment to its Certificate of Incorporation:

         FIRST: That by written unanimous consent, the Board of Directors of Asahi Motor Wheel Company, Inc., adopted the following Resolution setting forth a proposed amendment to the Certificate of Incorporation and directing that such proposed Amendment be submitted to the Shareholders of the Corporation for their written consent. The Resolution setting forth the proposed Amendment is as follows:

         RESOLVED, that the FIRST Article of the Certificate of Incorporation filed September 29, 1988, in the office of the Secretary of State of the State of Delaware, be amended to read in its entirety as follows:

                  FIRST: The name of the Corporation (the "Corporation") is:
                  Aluminum Wheel Technology, Inc.

         RESOLVED, that the foregoing Amendment be submitted to a vote of the Shareholders of the Corporation for their approval with the affirmative recommendation of the Board of Directors that such Amendment be approved;

         RESOLVED, that, upon approval of the foregoing Amendment by the Shareholders of the Corporation, the officers of the Corporation are hereby authorized and directed to cause to be executed and filed with the appropriate government authorities, Certificate of Amendment in the form attached to this Resolution;

         RESOLVED, that upon approval of the foregoing Amendment by the Shareholders of the Corporation, and the filing of Certificate of Amendment with appropriate governmental authorities, that the officers thereupon take all further action that is necessary to effect the change of name of the Corporation so that customers, vendors and the public generally will be aware that the name of the Corporation has been changed to Aluminum Wheel Technology, Inc., and that the trademark of the Corporation will be "Alumitech".

Executed: June 26, 1992                /s/ Joseph C. Overbeck
                                       --------------------------------------
                                       JOSEPH C. OVERBECK, DIRECTOR

Executed: June 26, 1992                /s/ Alton N. McCotter
                                       --------------------------------------
                                       ALTON N. McCOTTER, DIRECTOR

Executed: June 26, 1992                /s/ Douglas V. Switzer
                                       --------------------------------------
                                       DOUGLAS V. SWITZER, DIRECTOR

Executed: June 26, 1992                /s/ Richard W. Tuley
                                       --------------------------------------
                                       RICHARD W. TULEY, DIRECTOR

Executed: July 5, 1992                 /s/ Shiqesaburo Asai
                                       --------------------------------------
                                       SHIGESABURO ASAI, DIRECTOR

Executed: July 5, 1992                 /s/ Tatsuo Egusa
                                       --------------------------------------
                                       TATSUO EGUSA, DIRECTOR

Executed: July 5, 1992                 /s/ Tetsuya Otsuka
                                       --------------------------------------
                                       TETSUYA OTSUKA, DIRECTOR

Executed: July 17, 1992                /s/ Jon Gardner
                                       --------------------------------------
                                       JON GARDNER, DIRECTOR

         SECOND: That thereafter pursuant to the Resolution of the Board of Directors of the Corporation, such Amendment was submitted to all of the Shareholders of the Corporation holding all of the outstanding stock for their written consent and unanimous consent thereto was given by the adoption of the following Resolution:

         RESOLVED, that the recommendation of the Board of Directors of Asahi Motor Wheel Company, Inc., recommending that the name of the corporation be changed, be and is hereby approved and ratified;

         RESOLVED, that in compliance with the present Certificate of Incorporation, the undersigned as owners of 100% of the outstanding stock in the Corporation do hereby authorize the amendment of the FIRST Article of the Certificate of Incorporation filed September 29, 1988, in the Office of the Secretary of State of the State of Delaware to be amended in its entirety so that it will read as follows:

                  FIRST: The name of the Corporation (the "Corporation") is:
                  Aluminum Wheel Technology, Inc.

         RESOLVED, that the officers of the Corporation are hereby authorized and directed to cause to be executed and filed with the appropriate governmental authorities, Certificate of Amendment in the form attached to this Resolution;

         RESOLVED, that upon approval of the foregoing Amendment by the Shareholders of the Corporation, and the filing of the Certificate of Amendment with appropriate governmental authorities, that the officers thereupon take all further action that is necessary to effect the change of the name of the Corporation so that customers, vendors and the public generally will be aware that the name of the Corporation has been changed to Aluminum Wheel Technology, Inc. and that the trademark will be "Alumitech".

                                    MOTOR WHEEL CORPORATION,
                                    SHAREHOLDER

Executed: July 24, 1992                   By: /s/ Joseph C. Overbeck
                                              ----------------------------------
                                              JOSEPH C. OVERBECK, PRESIDENT

                                              ASAHI TEC CORPORATION,
                                              SHAREHOLDER

Executed: July 24, 1992                   By: /s/ Ichinosuke Oka
                                              ----------------------------------
                                              ICHINOSUKE OKA, PRESIDENT

                                              TOMEN CORPORATION,
                                              SHAREHOLDER

Executed: August 4, 1992                  By: /s/ Yasuo Matsukawa
                                              ----------------------------------
                                              YASUO MATSUKAWA,
                                              EXECUTIVE VICE-PRESIDENT

                                              TOMEN AMERICA, INC.,
                                              SHAREHOLDER

 Executed: August 14, 1992                By: /s/ Kazuo Miyaoka
                                              ----------------------------------
                                              KAZUO MIYAOKA, PRESIDENT

         THIRD: That pursuant to the applicable provisions of the Corporate law of the State of Delaware, the state of incorporation, and the requirements of the Certificate of Incorporation heretofore adopted and filed in the office of the Secretary of State of the State of Delaware on September 29, 1988, No. 29294 in Book 771, Page 313, of said Office, the Amendment changing the name of the Corporation to Aluminum Wheel Technology, Inc. has been duly authorized.

         IN WITNESS WHEREOF, this Certificate of Amendment is signed by Douglas
V. Switzer as President and attested by Charles C. Adams, Secretary, this the 24th day of September, 1992.

                                              ASAHI MOTOR WHEEL. COMPANY, INC.

                                          By: /s/ DOUGLAS V. SWITZER
                                              ----------------------------------
                                              DOUGLAS V. SWITZER, PRESIDENT

ATTEST:

/s/ Charles C. Adams
----------------------------
SECRETARY

STATE OF KENTUCKY

COUNTY OF PULASKI...SCT:

         Subscribed and sworn to before me by Douglas V. Switzer, President and Charles C. Adams, Secretary of Aluminum Wheel Technology, Inc., this the 24th day of September, 1992.

         My Commission Expires: August 24, 1994

                                    /s/ Angela G. Gilpin
                                    -----------------------------------
                                    NOTARY PUBLIC, STATE-AT-LARGE

THIS INSTRUMENT DRAFTED BY;

ADAMS & ADAMS
ATTORNEYS AT LAW
P.O. BOX 35
SOMERSET, KENTUCKY 42502
(606) 678-4916

By: /s/ Charles C. Adams
    -------------------------
    CHARLES C. ADAMS

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 05/07/1998
  981175727 - 2174088

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALUMINUM WHEEL TECHNOLOGY, INC.

         ALUMINUM WHEEL TECHNOLOGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on September 29,1988, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is HAYES LEMMERZ INTERNATIONAL - KENTUCKY, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 5th day of May, 1998 by duly authorized officers of the Corporation.

                                      ALUMINUM WHEEL TECHNOLOGY, INC

                                  By: /s/ William D. Shovers
                                      --------------------------------
                                      Name:  William D. Shovers
                                      Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    ---------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                  HAYES LEMMERZ INTERNATIONAL -KENTUCKY, INC.

         HAYES LEMMERZ INTERNATIONAL -KENTUCKY, INC. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify as follows:

         FIRST: The Company's Certificate of Incorporation was filed on September 29, 1988, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Section (b)(ii) of ARTICLE FOURTH of me Certificate of Incorporation is hereby amended to read in its entirety as follows:

         FOURTH: (b)(ii) The number of Directors of the Corporation shall be eight At each meeting of the stockholders at which all of the members of the Board of Directors are to be elected, the holders of a majority of the Series A Shares, voting separately, shall elect four Directors, the holder of a majority of the Series B Shares, voting separately, shall elect three Directors, and the holders of a majority of the Series C Shares, voting separately, shall elect one Director. Any Director so elected may be removed, whether or not for cause, only by the vote of the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person as a Director. Vacancies on the Board of Directors among the Directors so elected, whether resulting from removal, resignation, death or otherwise, shall be filed by the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person who is no longer a member of the Board of Directors. Such vacancies shall be filled by the vote of the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, at an annual or special meeting of stockholders or pursuant to a written action signed by all of the holders of such Series A Shares, Series B Shares or Series C Shares, as the case may be, and delivered to the Corporation and the other stockholders at any time after any such vacancy shall arise. However, in the event that the Series A Shares, Series B Shares and Series C Shares are all owned by one stockholder, the number of Directors of the Corporation may be less than eight (8) members, provided that the number of Directors shall be not less than one (1) member, as designated by the Company's sole stockholder from time to time.

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 10:30 AM 11/01/2001
   010549440 - 2174088

         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 1st day of October, 2001 by duly authorized officers of the Company.

                                         HAYES LEMMERZ INTERNATIONAL -
                                         KENTUCKY, INC.

                                         By: /s/ Gary J. Findling
                                             -----------------------------------
                                             Name:  Gary J. Findling
                                             Title: Treasurer

ATTEST:

By: /s/ Patrick B. Carey
    ------------------------
    Name: Patrick B. Carey
    Title: Secretary